CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 16, 2013
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, October 16, 2013 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on December 6, 2013, to stockholders of record at the close of business on November 22, 2013. At September 30, 2013, there were 16,951,053 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $5.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 68 banking locations in 46 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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